STOCKHOLDERS' AGREEMENT

                                  by and among

                                    AVI ARAD,

                   VARIOUS DICKSTEIN ENTITIES AND INDIVIDUALS,

                                ISAAC PERLMUTTER,

                             ISAAC PERLMUTTER T.A.,

                  THE LAURA & ISAAC PERLMUTTER FOUNDATION INC.,

                              OBJECT TRADING CORP.,

                                    ZIB INC.,

                            VARIOUS SECURED LENDERS,

                                       and

                                  TOY BIZ, INC.




                           Dated as of October 1, 1998


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                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I    DEFINITIONS
             Section 1.1.  Definitions.........................................3

ARTICLE II   MANAGEMENT
             Section 2.1.  Board Representation................................7
             Section 2.2.  Loss of Board Representation.......................12
             Section 2.3.  Committee Representation...........................15
             Section 2.4.  Computation and Notice of Common Equivalent
                           Shares Ownership...................................19
             Section 2.5.  Restriction on Disposition of Stock Held by
                           Subsidiary.........................................21

ARTICLE III  REPRESENTATIONS
             Section 3.1.  Representations of the Dickstein Entities..........22
             Section 3.2.  Representations of the Perlmutter/Arad Group.......22
             Section 3.3.  Representations of the Lender Group................22

ARTICLE IV   MISCELLANEOUS
             Section 4.1.  Effective Date.....................................23
             Section 4.2.  Termination........................................23
             Section 4.3.  Secretary to Retain Copy...........................25
             Section 4.4.  Further Actions....................................25
             Section 4.5.  Specific Performance...............................25
             Section 4.6.  Entire Agreement...................................26
             Section 4.7.  Notices............................................26
             Section 4.8.  Waivers; Amendment.................................29
             Section 4.9.  Binding Effect; Heirs and Successors...............29
             Section 4.10. No Third Party Beneficiaries.......................30
             Section 4.11. Separability.......................................30
             Section 4.12. Headings...........................................30
             Section 4.13. Pronouns...........................................30
             Section 4.14. Counterparts.......................................30
             Section 4.15. Governing Law......................................30
             Section 4.16. No Restriction on Transferability..................31
             Section 4.17. Whippoorwill Obligations Several and Not Joint.....31


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                             STOCKHOLDERS' AGREEMENT

                  STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of October 1, 1998 among Avi Arad ("Arad"); the various Dickstein entities and individuals listed on the signature pages hereto (the "Dickstein Entities"); Isaac Perlmutter ("Perlmutter"); Isaac Perlmutter T.A., a Florida trust (the "Trust"); the Laura & Isaac Perlmutter Foundation Inc., a Florida corporation (the "Foundation"); Object Trading Corp., a Delaware corporation ("Object Trading"); Zib Inc., a Delaware corporation ("Zib" and together with Perlmutter, the Trust, the Foundation, and Object Trading, the "Perlmutter Entities"; the Perlmutter Entities together with Arad, the "Perlmutter/Arad Group"; the Perlmutter/Arad Group together with the Dickstein Entities, the "Investor Group"); The Chase Manhattan Bank ("Chase"); Morgan Stanley ("Morgan Stanley"); Whippoorwill Associates, Incorporated, as agent for or general partner of each institution (a "Whippoorwill Account") set forth on Schedule 1 (collectively, "Whippoorwill"); and Toy Biz, Inc., a Delaware corporation (the "Company"). Each of Chase, Morgan Stanley and each Whippoorwill Account shall be a "Secured Lender" for so long as each remains bound hereby, and all Secured Lenders bound hereby shall collectively constitute, the "Lender Group"). The Secured Lenders are some of the "Secured Lenders" referred to in the Fourth Amended Joint Plan of Reorganization Proposed by those "Secured Lenders" and the Company in the bankruptcy matter of In Re: Marvel Entertainment Group, Inc. et al (case No. 97-638-RRM) in the United States District Court for the District of Delaware (the "Plan"); and all of the "Secured Lenders" as that term is defined more broadly in the Plan (other than any Dickstein Entity or any of its Affiliates) are referred to in this Agreement collectively as the "Plan Secured Lender Group".

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                               W I T N E S S E T H

                  WHEREAS, the Perlmutter Entities, Arad and the Dickstein Entities will own shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), and the Perlmutter Entities and the Dickstein Entities will own shares of 8% Cumulative Convertible Exchangeable Preferred Stock of the Company (the "Preferred Stock"; together with the Common Stock and any other security of the Company which is then currently convertible or exchangeable for Common Stock without the payment of additional consideration, the "Capital Stock"), immediately after the consummation of the Plan;

                  WHEREAS, immediately after the consummation of the Plan, the Secured Lenders will own shares of Common Stock and Preferred Stock;

                  WHEREAS, pursuant to the Plan, the Board of Directors of the Company (the "Board") shall consist of eleven (11) Directors, six (6) of whom, subject to Section 2.2 hereof, are to be designated by the Investor Group (the "Investor Group Designees"), and five (5) of whom, subject to Section 2.2 hereof, are to be designated by the Lender Group (the "Lender Group Designees"); provided, that unless and until the occurrence of a Dickstein Forfeiture Event, one (1) of the Investor Group Designees is to be designated by the Dickstein Entities (the "Dickstein Designee");

                  WHEREAS, each of the parties hereto desires to enter into this Agreement in order to set forth certain provisions regarding the management of the Company.

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                  NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.1. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

         "Affiliate" and "Affiliated" shall have the meanings set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and any successor regulation thereto.

         "Agreement" shall have the meaning set forth in the Preamble hereto.

         "Arad" shall have the meaning set forth in the Preamble hereto.

         "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and any successor regulation thereto; provided that, a person shall not be deemed to be a Beneficial Owner of a security merely because that person has the right to acquire Beneficial Ownership of that security if that right may be exercised only upon the payment of consideration (other than solely by conversion or exchange of Capital Stock) nor shall a person be deemed to be a Beneficial Owner of a security merely because of the provisions of this Agreement. For the purposes of this definition, "Beneficial Ownership" and "Beneficially Own" shall refer to the ownership interest of a Beneficial Owner. With respect to Whippoorwill, "Beneficially Owned" shall mean only such Capital Stock Beneficially Owned by Whippoorwill Accounts with respect to which Whippoorwill

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Associates, Incorporated has the power to direct the vote.

         "Board" shall have the meaning set forth in the Preamble hereto.

         "Capital Stock" shall have the meaning set forth in the Recitals hereto.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Equivalent Shares" Beneficially Owned by any person shall mean the number of shares of Common Stock Beneficially Owned by such person.

         "Common Stock" shall have the meaning set forth in the Recitals hereto, together with any other security of the Company for which the Common Stock shall have been exchanged in any recapitalization or similar transaction.

         "Designee" and "Designees" shall have the meaning set forth in Section 2.1(a) hereof.

         "Dickstein Designator" shall mean Mark Dickstein or, upon the death or other incapacity of Mark Dickstein, Elyssa Dickstein or, upon the death or other incapacity of Elyssa Dickstein, such other person identified by Dickstein Partners Inc. by written notice to the Secretary of the Company.

         "Dickstein Designee" shall have the meaning set forth in the Recitals hereto.

         "Dickstein Entities" shall have the meaning set forth in the Preamble hereto.

         "Dickstein Forfeiture Event" shall mean a decrease in the Dickstein Entities' Beneficial Ownership of Capital Stock to less than 1,500,000 Common Equivalent Shares, calculated in accordance with Section 2.4 hereof and appropriately adjusted for any stock splits, reverse stock splits, recapitalization of the Capital Stock or capital transaction of a similar nature.

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         "Director" shall mean a member of the Board of Directors of the
Company.

         "Effective Date" shall mean the date on which the Agreement becomes effective in accordance with Section 4.1 hereof.

         "Election Meeting" shall have the meaning set forth in Section 2.1(b) hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Independent Director" shall mean either Investor Group Designees or Lender Group Designees who satisfy the requirements of Paragraph 303.00 of the New York Stock Exchange Listed Company Manual (or any successor provision) and who are (a) "non-employee directors" or any related successor concepts under Rule 16b-3 (or any successor provision) promulgated pursuant to Section 16 of the Exchange Act, and (b) "outside directors" or any related successor concepts under Section 162(m) (or any successor provision) of the Code.

         "Investor Group" shall have the meaning set forth in the Recitals hereto.

         "Investor Group Designator" shall mean Isaac Perlmutter until his death, disability or resignation. The person serving at any time as Investor Group Designator shall have the right to appoint (or to change), by written notice to the Secretary of the Company, a successor Investor Group Designator who shall become the Investor Group Designator upon the death, disability, or resignation of the Investor Group Designator.

         "Investor Group Designee" shall have the meaning set forth in the Recitals hereto.

         "Lender Group" shall have the meaning set forth in the Preamble hereto.

         "Lender Group Designator" shall mean (i) with respect to the initial configuration of the Board following the Effective Time, a subcommittee of the Lender Group consisting of

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Chase, Morgan Stanley and Whippoorwill, and (ii) thereafter, any one or more
Secured Lenders that Beneficially Own a majority of the Common Equivalent Shares Beneficially Owned by the Lender Group; provided however that, whenever the Company is required to deliver a notice under this Agreement to the Lender Group Designator, such notice shall be delivered to Morgan Stanley, and Morgan Stanley shall promptly deliver a copy thereof to each other Secured Lender still bound hereby.

         "Lender Group Designee" shall have the meaning set forth in the Preamble hereto.

         "Notice of Designee" shall have the meaning set forth in Section 2.1(b) hereof.

         "Perlmutter Entities" shall have the meaning set forth in the Preamble hereto.

         "Perlmutter/Arad Group" shall have the meaning set forth in the Preamble hereto.

         "Plan" shall have the meaning set forth in the Recitals hereto.

         "Plan Secured Lender Group" shall have the meaning set forth in the Preamble hereto.

         "Preferred Stock" shall have the meaning set forth in the Recitals hereto, together with any other security of the Company for which the Preferred Stock shall have been exchanged in any recapitalization or similar transaction.

         "Secured Lenders" shall have the meaning set forth in the Preamble hereto.

         "Stockholder Group Designators" shall mean the Investor Group Designator, the Lender Group Designator and the Dickstein Designator.

         "Stockholder Groups" shall mean the Investor Group, the Lender Group and the Dickstein Entities.

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         "Whippoorwill Account" shall have the meaning set forth in the
Preamble.

                                   ARTICLE II
                                   MANAGEMENT

                  Section 2.1.  Board Representation.

                  (a) Subject to Section 2.2 hereof, at and following the Effective Date, each party to this agreement will take such action as may reasonably be in its power to cause the Board to include (i) six (6) Investor Group Designees, one (1) of whom, unless and until a Dickstein Forfeiture Event has occurred, shall be the Dickstein Designee, and (ii) five (5) Lender Group Designees. The Investor Group Designees (including the Dickstein Designee) and the Lender Group Designees are sometimes collectively referred to herein as the "Designees" and individually as a "Designee."

                  (b)
                        (i) The Investor Group Designator, the Lender Group Designator and the Dickstein Designator shall each give the Company timely notice (the "Notice of Designee") of the name of each person whom the relevant Stockholder Group wishes to be nominated by the Company for election or re-election to the Board at the next meeting of stockholders, or taking of action by written consent of stockholders, at which Directors are to be elected (an "Election Meeting"). At the option of any Stockholder Group Designator, the Notice of Designee may also specify one or more alternates (an "Alternate Designee") to serve in the event of the incapacity or other inability to serve of a Designee, as provided herein. The Investor Group Designees and

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         the Lender Group Designees shall at all times include such number of
         Independent Directors as shall be required to comply with the provisions of Sections 2.3(b) and 2.3(c) hereof. Each Notice of Designee shall be in writing and shall be timely if delivered to the Secretary of the Company at the Company's principal executive offices not later than the close of business on the 60th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the Election Meeting is more than 30 days before or after such anniversary date, the Notice of Designee to be timely must be so delivered not later than the later of (x) the close of business on the later of the 60th day prior to the Election Meeting and (y) the 20th day following the day on which public announcement of the date of the Election Meeting is first made by the Company. In no event shall the public announcement of an adjournment of an Election Meeting commence a new time period for the giving of the Notice of Designee as described above. If the Company has not received a Notice of Designee from any Stockholder Group Designator at a time when the relevant Stockholder Group is entitled to name one or more Designee on or before the 10th day before the latest date for delivery of the Notice of Designee specified in the proviso to the next preceding sentence, the Company shall so inform the relevant Stockholder Group Designator by written notice. If the Company has not received a Notice of Designee from any Stockholder Group Designator at a time when the relevant Stockholder Group is entitled to name one or more Designee on or before the latest date for delivery of such Notice, then such Stockholder Group Designator shall be deemed

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         to have delivered on such date a Notice of Designee designating the
         Designees specified in the most recently delivered Notice of Designee for any prior Election Meeting, or, if any such Designee is unable to serve and an Alternate Designee has been specified therefor, such Alternate Designee.

                       (ii) By means of written notice given to a Stockholder Group Designator within ten days of the Company's receipt of a Notice of Designee sent by that Stockholder Group Designator, the Board may reject a Designee if, in the exercise of its fiduciary duties, it reasonably determines that such Designee fails to meet the moral or professional standards required of a director of a public corporation such as the Company. The Company's notice of rejection shall specify the basis for such rejection in accordance with this subsection in reasonable detail. If the Board shall reject any Designee as aforesaid, the relevant Stockholder Group Designator may send a supplemental Notice of Designee designating a replacement for the rejected Designee, which notice shall be timely if received by the Company within fifteen days of that Stockholder Group Designator's receipt of a notice of rejection under the first sentence of this paragraph. If the Stockholder Group Designator does not send a supplemental Notice of Designee within the aforesaid time period and an Alternate Designee was designated for the rejected Designee in the original Notice of Designee, the Alternate Designee, unless rejected in accordance with this subsection, shall be deemed nominated by the Stockholder Group Designator in replacement of the rejected Designee.

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                      (iii) Each Notice of Designee shall set forth, as to each
         person whom the Stockholder Group wishes the Company to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); provided, however, that a Notice of Designee shall not be deemed defective for failure to supply such information unless, after request therefor by the Company to the relevant Stockholder Group Designator, such Stockholder Group Designator fails to supply such information on a timely basis for inclusion in the proxy materials for the relevant Election Meeting.

                       (iv) If the parties to this Agreement have received notice from the Company that there are any directorships to be filled at a forthcoming Election Meeting as to which no timely Notice of Designee was received or deemed received, the parties to this Agreement may vote their shares as to those directorships without constraint by this Agreement.

                  (c) The Company shall nominate and recommend those Designees as to whom it has received or is deemed to have received a timely Notice of Designee to the stockholders of the Company for election or re-election as Directors and shall otherwise use its best efforts to cause those Designees to be elected to the Board. Each party to this Agreement agrees to vote, or cause to be voted, all of the shares of Capital Stock Beneficially Owned by it

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at any Election Meeting and agrees to take all actions otherwise reasonably in its power as a stockholder of the Company to cause the Investor Group Designees (including, in the absence of a Dickstein Forfeiture Event, the Dickstein Designee) and the Lender Group Designees to be elected to the Board as described herein.

                  (d)
                        (i) If, following his election to the Board, a Lender Group Designee shall vacate his position on the Board for any reason, including, but not limited to, the death, removal or retirement of that Designee, but excluding any changes in Board representation pursuant to
         Section 2.2 hereof, then the Lender Group Designator shall have the right to nominate a successor Designee to fill the vacancy.

                       (ii) If, following his election to the Board, the Dickstein Designee shall vacate his position on the Board for any reason, including, but not limited to, the death, removal or retirement of that Designee, but excluding any changes in Board representation pursuant to Section 2.2 hereof, then the Dickstein Designator shall have the right to nominate a successor Designee to fill the vacancy.

                      (iii) If, following his election to the Board, an Investor Group Designee shall vacate his position on the Board for any reason, including, but not limited to, the death, removal or retirement of that Designee, or the occurrence of a Dickstein Forfeiture Event, but excluding any other changes in Board representation pursuant to Section
         2.2 hereof, then the Investor Group Designator, except in cases covered by Section 2.1(d)(ii), shall have the right to nominate a successor Designee to

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         fill the vacancy.

                       (iv) The Company shall cause any successor Designee nominated pursuant to Section 2.1(d)(i)-(iii) (a "Nominated Successor") to be elected to fill such vacancy as promptly as practicable at a special meeting of the Board called for that purpose or by action of the Board by unanimous written consent. If for any reason the Nominated Successor is not made a Director as aforesaid, the parties hereto shall promptly use their respective best efforts (i) to bring about a special meeting of stockholders for the purpose of (A) removing from the Board any Director appointed instead of the Nominated Successor and/or (B) electing the Nominated Successor to the Board or (ii) to execute a written consent in lieu of a meeting of stockholders (A) to remove from the Board any Director appointed instead of the Nominated Successor and/or (B) to elect the Nominated Successor to the Board.

                  (e) Each Stockholder Group Designator shall have the right, at any time, to identify any of that Stockholder Group's Designees whom that Stockholder Group wishes to have removed from his position on the Board and to nominate a successor Designee to fill the resulting vacancy. The parties hereto shall promptly use their respective best efforts (i) to bring about a special meeting of stockholders, and each shall vote, or cause to be voted, all of the shares of Capital Stock Beneficially Owned by it at that meeting, for the purpose of removing from the Board any such Designee(s) so identified and electing the nominated successor(s) to the Board or (ii) to execute a written consent in lieu of a meeting of stockholders to remove from the Board any such Designees so identified and to elect the

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nominated successor(s) to the Board.

                  (f) The parties to this Agreement shall not, and shall use their best efforts to cause their respective Designees not to, take any action to change from eleven (11) the number of Directors which shall constitute the entire Board without the unanimous written agreement of the Investor Group Designator, the Lender Group Designator and, unless and until a Dickstein Forfeiture Event has occurred, the Dickstein Designator.

                  Section 2.2. Loss of Board Representation.

                  (a) Decreases in Beneficial Ownership of Capital Stock (including decreases occurring prior to the expiration of twenty-one months after the date of the consummation of the Plan) shall cause decreases in the Stockholder Groups' right to designate Directors, and shall cause forfeitures of Board seats, in accordance with this Section 2.2(a); provided, that such decreases in Stockholder Groups' right to designate Directors, and such forfeitures of Board seats, shall take effect on the first day after the expiration of twenty-one months after the consummation of the Plan and not before. For purposes of this Section 2.2 and Section 2.3(e) hereof, the parties have agreed that such decreases in the Beneficial Ownership of Capital Stock of the Plan Secured Lender Group in the aggregate shall cause such decreases in the Lender Group's right to designate Directors and such forfeitures of Board seats as provided in those sections.

                        (i) If either the Investor Group or the Plan Secured Lender Group, as the case may be, shall decrease its Beneficial Ownership of Common Equivalent Shares at least twenty percent (20%), but less than forty percent (40%), then the Investor Group

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         or the Lender Group, as the case may be, shall forfeit one (1) Board seat.

                       (ii) If either the Investor Group or the Plan Secured Lender Group, as the case may be, shall decrease its Beneficial Ownership of Common Equivalent Shares at least forty percent (40%), but less than sixty percent (60%), then the Investor Group or the Lender Group, as the case may be, shall forfeit two (2) Board seats.

                      (iii) If either the Investor Group or the Plan Secured Lender Group, as the case may be, shall decrease its Beneficial Ownership of Common Equivalent Shares at least sixty percent (60%), but less than eighty percent (80%), then the Investor Group or the Lender Group, as the case may be, shall forfeit three (3) Board seats.

                       (iv) If either the Investor Group or the Plan Secured Lender Group, as the case may be, shall decrease its Beneficial Ownership of Common Equivalent Shares at least eighty percent (80%), but less than ninety percent (90%), then the Investor Group or the Lender Group, as the case may be, shall forfeit four (4) Board seats.

                        (v) (A) If the Investor Group shall decrease its Beneficial Ownership of Common Equivalent Shares at least ninety percent (90%), but less than ninety-five percent (95%), then the Investor Group shall forfeit five (5) Board seats, and (B) if the Plan Secured Lender Group shall decrease its Beneficial Ownership of Common Equivalent Shares at least ninety percent (90%), then the Lender Group shall forfeit all five (5) of its Board seats.

                       (vi) Upon the occurrence of a Dickstein Forfeiture Event, the Dickstein Entities shall forfeit their one (1) Board seat, but that forfeiture shall not cause a

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         reduction in the number of Directors which the Investor Group has the right to designate unless the Investor Group shall have decreased its Beneficial Ownership of Common Equivalent Shares at least ninety-five percent (95%), in which case the Investor Group shall forfeit all six
         (6) of its Board seats. If a Dickstein Forfeiture Event has not occurred, none of the Board seats forfeited by the Investor Group under
         Section 2.2(a)(i)-(v) shall be the Board seat of the Dickstein
         Designee.

                  (b) In the event of a decrease in Beneficial Ownership that decreases a Stockholder Group's right to name Directors under Section 2.2(a) hereof, that Stockholder Group's Designator shall name the Designee(s) to be removed from the Board in accordance with that section and the parties to this Agreement shall use their respective best efforts to cause the resignations from the Board of any Designee(s) so named. If the number of Designees of a Stockholder Group serving on the Board is not promptly decreased in accordance with Section 2.2(a) hereof, the parties hereto shall promptly use their respective best efforts (i) to bring about a special meeting of stockholders, and each shall vote, or cause to be voted, all of the shares of Capital Stock Beneficially Owned by it at that meeting, for the purpose of removing from the Board such number of the Designees of that Stockholder Group as shall be required in order to comply with Section 2.2(a) or (ii) to execute a written consent in lieu of a meeting of stockholders to remove from the Board such number of Designees of that Stockholder Group.

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                  Section 2.3. Committee Representation.

                  (a) Each party to this Agreement shall vote, or cause to be voted, its Capital Stock Beneficially Owned, and shall use its best efforts to cause its respective Stockholder Group's Designees on the Board, subject to the exercise of their fiduciary obligations, to establish the following committees of the Board and to cause those committees of the Board to be comprised and have the functions, powers and authorizations, as set forth below.

                  (b) The Audit Committee shall consist of five (5) Independent Directors, three (3) of whom will be Lender Group Designees named by a majority of the Lender Group Designees then serving on the Board and two (2) of whom will be Investor Group Designees named by a majority of the Investor Group Designees then serving on the Board. The Audit Committee shall exercise, subject to applicable provisions of laws, the functions regularly administered by committees of such type including, without limitation, (A) to review the professional services and independence of the Company's independent auditors and the scope of the annual external audit as recommended by the independent auditors, (B) to ensure that the scope of the annual external audit by the independent auditors of the Company is sufficiently comprehensive, (C) to review, in consultation with the independent auditors and the internal auditors, the plan and results of the annual external audit, the adequacy of the Company's internal control systems and the results of the Company's internal audits, (D) to review with management and the independent auditors, the Company's annual financial statements, financial reporting practices and the results of each external audit, and (E) to consider the qualification of the Company's independent auditors, to make recommendations to the Board as

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to their selection and to review the relationship between such independent auditors and management.

                  (c) The Compensation and Nominating Committee shall consist of five (5) Directors, two (2) of whom shall be Lender Group Designees named by a majority of the Lender Group Designees then serving on the Board and three (3) of whom shall be Investor Group Designees named, subject to the following sentence, by a majority of the Investor Group Designees then serving on the Board. Unless a Dickstein Forfeiture Event has occurred, one (1) of the three Investor Group Designees on the Compensation and Nominating Committee shall be the Dickstein Designee. At least one of the Lender Group Designees and at least one of the Investor Group Designees (other than the Dickstein Designee) serving on the Compensation and Nominating Committee shall be an Independent Director. The Compensation and Nominating Committee shall exercise, subject to applicable provisions of law, the functions regularly administered by committees of such type including, without limitation, the power to review and recommend to the Board the compensation and benefit arrangements for the officers of the Company, the administering of the stock option plans and executive compensation programs of the Company, including bonus and incentive plans applicable to officers and key employees of the Company and to recommend to the Board nominees for election as Directors.

                  (d) The Finance Committee shall consist of five (5) Directors, two (2) of whom will be Lender Group Designees named by a majority of the Lender Group Designees then serving on the Board and three (3) of whom will be Investor Group Designees named by a

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majority of the Investor Group Designees then serving on the Board. The Finance
Committee shall exercise, subject to applicable provisions of law, the functions regularly administered by committees of such type including, without limitation, to make recommendations to the Board with respect to the Company's credit arrangements, the issuance of equity and long term debt instruments and other financial matters.

                  (e)
                        (i) If the Investor Group shall decrease its Beneficial Ownership of Common Equivalent Shares by more than (33 1/3%), it will forfeit one Audit Committee Seat. If the Investor Group shall decrease its Beneficial Ownership of Common Equivalent Shares by more than sixty six and two thirds percent (66 2/3%), it will forfeit both of its Audit Committee seats. If the Plan Secured Lender Group shall decrease its Beneficial Ownership of Common Equivalent Shares by more than twenty five percent (25%), the Lender Group will forfeit one Audit Committee seat. If the Plan Secured Lender Group shall decrease its Beneficial Ownership of Common Equivalent Shares by more than fifty percent (50%), the Lender Group will forfeit two Audit Committee seats. If the Plan Secured Lender Group shall decrease its Beneficial Ownership of Common Equivalent Shares by more than seventy five percent (75%), the Lender Group will forfeit all three of its Audit Committee seats.

                       (ii) If the Plan Secured Lender Group shall decrease its Beneficial Ownership of Common Equivalent Shares by more than (33 1/3%), the Lender Group will forfeit one Compensation and Nominating Committee seat. If the Plan Secured

         Lender Group shall decrease its Beneficial Ownership of Common Equivalent Shares by more than sixty six and two thirds percent (66 2/3%), the Lender Group will forfeit both of its Compensation and Nominating Committee seats. If the Investor Group shall decrease its Beneficial Ownership of Common Equivalent Shares by more than twenty five percent (25%), it will forfeit one Compensation and Nominating Committee seat. If the Investor Group shall decrease its Beneficial Ownership of Common Equivalent Shares by more than fifty percent (50%), it will forfeit two Compensation and Nominating Committee seats. If the Investor Group shall decrease its Beneficial Ownership of Common Equivalent Shares by more than seventy five percent (75%) and a Dickstein Forfeiture Event shall have occurred, it will forfeit all three of its Compensation and Nominating Committee seats. If a Dickstein Forfeiture Event has not occurred, none of the Compensation and Nominating Committee seats forfeited by the Investor Group under this Section 2.3(e)(ii) shall be the Compensation and Nominating Committee seat of the Dickstein Designee.

                      (iii) If the Plan Secured Lender Group shall decrease its Beneficial Ownership of Common Equivalent Shares by more than (33 1/3%), the Lender Group will forfeit one Finance Committee seat. If the Plan Secured Lender Group shall decrease its Beneficial Ownership of Common Equivalent Shares by more than sixty six and two thirds percent (66 2/3%), the Lender Group will forfeit both of its Finance Committee seats. If the Investor Group shall decrease its Beneficial Ownership of Common Equivalent Shares by more than twenty five percent (25%), it will forfeit one

         Finance Committee seat. If the Investor Group shall decrease its Beneficial Ownership of Common Equivalent Shares by more than fifty percent (50%), it will forfeit two Finance Committee seats. If the Investor Group shall decrease its Beneficial Ownership of Common Equivalent Shares by more than seventy five percent (75%), it will forfeit all three of its Finance Committee seats.

                  (f) If a Stockholder Group's right to committee representation decreases under Section 2.3(e) hereof, each party to this Agreement shall use its respective best efforts to cause the required number of the Designees of that Stockholder Group to resign their Committee(s) assignments.

                  (g) The parties to this Agreement shall not, and shall use their best efforts to cause their respective Designees not to, take any action to create any committee of the Board other than as provided in this Agreement without the unanimous written agreement of the Investor Group Designator, the Lender Group Designator and, unless and until a Dickstein Forfeiture Event has occurred, the Dickstein Designator.

                  Section 2.4. Computation and Notice of Common Equivalent Shares Ownership.

                  (a) For the purposes of this Agreement, the Investor Group's Beneficial Ownership of Common Equivalent Shares shall be determined with reference only to the Perlmutter/Arad Group's Beneficial Ownership of Common Equivalent Shares and shall not be determined by reference to, or affected by, any change in the Dickstein Entities' Beneficial Ownership of Common Equivalent Shares.

                  (b) For the purposes of Section 2.2 and Section 2.3 hereof, a group's reduction in its Beneficial Ownership of Common Equivalent Shares shall be determined by comparing, at any particular time, that group's Beneficial Ownership of Common Equivalent Shares (including after-acquired Capital Stock) to that group's Beneficial Ownership of Common Equivalent Shares immediately following the consummation of the Plan, as adjusted for any stock splits, reverse stock splits, recapitalization of the Common Equivalent Shares or capital transaction of a similar nature. Any of the Investor Group, the Dickstein Group, the Lender Group and the Plan Secured Lender Group may use the Common Equivalent Shares held by Affiliates of its members to calculate its total Common Equivalent Shares ownership if such Affiliates have agreed in writing, for the benefit of all parties to this Agreement, to be bound by this Agreement.

                  (c) Any reduction in Common Equivalent Shares Beneficially Owned by any Secured Lender shall constitute a reduction in the number of Common Equivalent Shares Beneficially Owned by the Plan Secured Lender Group for purposes of Section 2.2, 2.3 and 4.2(e)(iii) hereof, except to the extent that
(i) any or all of the Common Equivalent Shares no longer so Beneficially Owned are Beneficially Owned by any member of the Plan Secured Lender Group (or any Affiliate of such a member) who is, or who agrees to be, bound hereby or (ii) the Lender Group Designator delivers to the Investor Group Designator, on or prior to the date on which the Lender Group Designator delivers a Notice of Designee with respect to an Election Meeting, an irrevocable proxy from one or more members of the Plan Secured Lender Group (which are not Secured Lenders), authorizing the Investor Group Designator and the Dickstein Group Designator, acting jointly, to vote a specified number Common Equivalent Shares Beneficially Owned by such member in the manner required by this Agreement with respect to the election of directors at such Election Meeting; provided that even if such an irrevocable proxy has been delivered this clause (ii) shall not apply with respect to the Common Equivalent Shares covered thereby with respect to any period after that meeting if such Common Equivalent Shares fail to be voted in a manner in which such Common Equivalent Shares would otherwise be required to be voted under this Agreement if they were Beneficially Owned by a party to this Agreement. For example, (x) if a Secured Lender sells two million Common Equivalent Shares to a third party which is not and does not agree to be bound by this Agreement and does not deliver an irrevocable proxy as provided in the preceding sentence, the number of Common Equivalent Shares Beneficially Owned by the Plan Secured Lender Group shall be deemed to have been reduced by two million Common Equivalent Shares, whether or not offsetting acquisitions of Common Equivalent Shares have been made by other members of the Plan Secured Lender Group, (y) if, the facts are the same as in clause (x) but another member of the Plan Secured Lender Group delivers a proxy described in the preceding sentence and after the meeting to which the proxy relates the holder of those shares fails to take an action required by Section 2.1, 2.2 or 2.3 of this Agreement, clause (ii) of Section 2.4(c) shall no longer apply with respect to those shares.

                  (d) If at any time a Stockholder Group Designator has actual knowledge (but without any duty of inquiry) that the Beneficial Ownership of Common Equivalent Shares of the related Stockholder Group (including, for purposes of the Lender Group Designator, the

Plan Secured Lender Group) has been reduced such that such Stockholder Group would be required to forfeit one or more or any additional Board seats pursuant to Section 2.2 or Committee seats pursuant to Section 2.3, it shall as promptly as practicable thereafter notify the Company and the other parties to this Agreement.

                  Section 2.5. Restriction on Disposition of Stock Held by Subsidiary. The parties to this Agreement shall not, and shall use their best efforts to cause their respective Designees not to, (i) permit Marvel Characters, Inc. to transfer or otherwise convey any interest in any of the shares of Common Stock held by Marvel Characters, Inc. unless such transfer or other conveyance (A) has been approved in writing by a majority in voting power of each Stockholder Group, or (B) is to the Company, or (ii) allow such shares of Common Stock to be entitled to vote with respect to matters to be voted upon or consented to by the stockholders of the Company unless adequate provision is made to assure that such shares of Common Stock will thereafter be voted, on all such matters, proportionately with all other outstanding shares of Common Stock voting on all such matters.

                                   ARTICLE III
                                 REPRESENTATIONS

                  Section 3.1. Representations of the Dickstein Entities. The Dickstein Entities represent to the other parties to this Agreement that they will Beneficially Own approximately 6,115,000 Common Equivalent Shares in the aggregate immediately following the consummation of the Plan.

                  Section 3.2. Representations of the Perlmutter/Arad Group. The Perlmutter/Arad Group represents to the other parties to this Agreement that it will Beneficially Own approximately 17,318,000 Common Equivalent Shares in the aggregate immediately following the consummation of the Plan.

                  Section 3.3. Representations of the Lender Group.

                  (a) The Chase Manhattan Bank represents to the other parties to this Agreement that it will Beneficially Own approximately 2,096,291 Common Equivalent Shares immediately following the consummation of the Plan and that it does not share Beneficial Ownership of any of those shares with any other member of the Lender Group.

                  (b) Morgan Stanley & Co. Incorporated represents to the other parties to this Agreement that it will Beneficially Own approximately 4,020,592 Common Equivalent Shares immediately following the consummation of the Plan and that it does not share Beneficial Ownership of any of those shares with any other member of the Lender Group.

                  (c) Whippoorwill represents to the other parties to this Agreement that each Whippoorwill Account will Beneficially Own approximately the number of shares of Capital Stock set forth on Schedule 1 to this Agreement immediately following the consummation of the Plan and that none of the Whippoorwill Accounts shares Beneficial Ownership of any of those shares with any other member of the Lender Group.

                                   ARTICLE IV
                                  MISCELLANEOUS

                  Section 4.1. Effective Date. This Agreement shall become effective upon the consummation of the Plan.

                  Section 4.2. Termination. (a) This Agreement shall terminate:

                      (i) Upon consent of all of the parties hereto who are then subject to this Agreement;

                      (ii) As to the Perlmutter/Arad Group, in the event that the Investor Group, or any of its Affiliates that have agreed to be bound by this Agreement, shall cease to be entitled to the election of any Designee (exclusive of the Dickstein Designee) to the Board hereunder;

                      (iii) As to the Lender Group, in the event that the Lender Group, or any of their Affiliates that have agreed to be bound by this Agreement, shall cease to be entitled to the election of any Designee to the Board hereunder and, with respect to any individual Secured Lender, when the Common Equivalent Shares Beneficially Owned by such Secured Lender have been less than 10% of the Common Equivalent Shares Beneficially Owned by such Secured Lender immediately following the consummation of the Plan for a period of 184 consecutive calendar days; provided, that this Agreement shall terminate with respect to Whippoorwill Associates, Incorporated and each Whippoorwill Account when the Common Equivalent Shares Beneficially Owed by all of them in the aggregate have totaled less than 10% of all Common Equivalent

         Shares Beneficially Owed by all of them immediately following the consummation of the Plan for a period of 184 consecutive calendar days; and provided further, that the termination of this Agreement with respect to any Secured Lender shall be deemed to result in a reduction in the total amount of Common Equivalent Shares Beneficially Owed by the Plan Secured Lender Group by an amount equal to the amount of Common Equivalent Shares Beneficially Owned by such Secured Lender at such time;

                       (iv) As to the Dickstein Entities, in the event that the Dickstein Entities, or any of their Affiliates that have agreed to be bound by this Agreement, shall cease to be entitled to the election of their Designee to the Board hereunder.

                  (b) In the event that a material violation of any covenant hereunder by a member of a Stockholder Group that is not cured within thirty days of written notice thereof by a member of one of the other Stockholder Groups shall occur and be continuing, the Stockholder Group of the breaching party shall not be deemed to be the Beneficial Owner of any Capital Stock for purposes of Board representation under Section 2.2 hereof or committee representation under Section 2.3 hereof, and shall have no further rights under this Agreement. Such member and such Stockholder Group shall nonetheless continue to be deemed to Beneficially Own its Capital Stock for all other purposes and to be bound to perform its obligations under this Agreement.

                  Section 4.3. Secretary to Retain Copy. A copy of this Agreement shall be filed with the Secretary of the Company.

                  Section 4.4. Further Actions. At any time and from time to time each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement. Each party hereto will not take any action that would (x) result in a breach of any covenant or any other obligation of such party under this Agreement or (y) impede, interfere with or discourage the transactions contemplated by this Agreement.

                  Section 4.5. Specific Performance. The parties hereto acknowledge that failure on any of their parts to comply with the terms of this Agreement shall cause the other parties hereto immediate and irreparable harm that cannot be adequately compensated by the remedies at law, and that in the event of such breach or violation, or threatened breach or violation, the other parties hereto shall have such provisions of this Agreement specifically enforced by preliminary and permanent injunctive relief without having to prove the inadequacy of the available remedies at law or any actual damages and without posting bond or other security. Any remedy sought or obtained by a party hereto shall not be considered either exclusive or a waiver of the rights of a party hereto or any other person to assert any other remedies they have in law or equity. In any proceeding upon a motion for any such injunctive relief, a party's ability to answer in damages shall not be a bar, or be interposed as a defense, to the granting of such injunctive relief. Any rights under this
Section 4.5 may be enforced in any appropriate court in the State of Delaware.

                  Section 4.6. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings among the parties hereto except as herein contained, with any of the terms hereof.

                  Section 4.7. Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally against receipt thereof, or transmitted by telecopier or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Company, to

                           Toy Biz, Inc.
                           685 Third Avenue
                           New York, New York  10017
                           Attention:  Secretary
                           Telecopy:  (212) 588-5100

                           with a copy to:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York  10022
                           Attention:  John Turitzin, Esq.
                           Telecopy:  (212) 856-7813

                  if to Perlmutter, the Trust, the Foundation, Object Trading or Zib, to:

                           P.O. Box 1028
                           Lake Worth, Florida  33460-1028
                           Telecopy:
                           c/o Daniel Golden (212) 806-6006
                           and
                           c/o Lawrence Mittman (212) 856-7807
                           with a copy to:

                           Stroock & Stroock & Lavan
                           180 Maiden Lane
                           New York, New York  10004
                           Attention:  Daniel Golden
                           Telecopy:  (212) 806-6006

                           and

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York  10022
                           Attention:  Lawrence Mittman, Esq.
                           Telecopy:  (212) 856-7807

                  if to Arad, to:

                           c/o Avi Arad & Associates
                           1698 Post Road East
                           Westport, Connecticut  06880
                           Telecopy:  (203) 254-2613

                           with a copy to:

                           Stroock & Stroock & Lavan
                           180 Maiden Lane
                           New York, New York  10004
                           Attention:  Daniel Golden
                           Telecopy:  (212) 806-6006

                           and

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York  10022
                           Attention:  Lawrence Mittman, Esq.
                           Telecopy:  (212) 856-7807
                  if to any of the Dickstein Entities, to:

                           Dickstein Partners, Inc.
                           600 Madison Avenue, 16th Floor
                           New York, New York  10021
                           Attention:  Alan Cooper
                           Telecopy:  (212) 754-5825

                           with a copy to:

                           Kramer, Levin, Naftalis & Frankel
                           919 Third Avenue
                           New York, New York  10022
                           Attention:  Abbe Dienstag, Esq.
                           Telecopy:  (212) 715-8000

                  if to The Chase Manhattan Bank, to:

                           The Chase Manhattan Bank
                           270 Park Avenue
                           New York, New York  10017
                           Attention:  Anthony J. Horan
                           Telecopy:  (212) 270-4240

                           with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Attention:  Scott K. Charles, Esq.
                           Telecopy:  (212) 403-1000

                  if to Morgan Stanley & Co. Incorporated, to:

                           Morgan Stanley & Co. Incorporated
                           1585 Broadway
                           New York, New York  10036
                           Attention:  Michael J. Petrick
                           Telecopy:  (212) 761-0713
                           with a copy to:

                           Morgan Stanley & Co. Incorporated
                           1221 Avenue of the Americas
                           New York, New York  10026
                           Attention:  Laura DeForest, Esq.
                           Telecopy:  (212) 762-8831

                  if to Whippoorwill Account, to:

                           Whippoorwill Associates, Incorporated
                           11 Martine Avenue
                           White Plains, New York  10606
                           Attention:  Shelley Greenhaus
                           Telecopy:  (914) 683-1242

                           with a copy to:

                           Kramer, Levin, Naftalis & Frankel
                           919 Third Avenue
                           New York, New York  10022
                           Attention:  Thomas Mayer, Esq.
                           Telecopy:  (212) 715-8000

                  Any notice shall be deemed to have been given on the date of receipt if delivered personally or by overnight courier, the date of transmission with confirmation back if transmitted by telecopier, or the third day following posting if transmitted by mail.

                  Section 4.8. Waivers; Amendment. This Agreement may not be modified, amended or waived other than by a written instrument executed by the parties hereto. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.

                  Section 4.9. Binding Effect; Heirs and Successors. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and shall be assignable only to an Affiliate of a party hereto and, with respect to assignment by Secured Lenders, to any member of the Plan Secured Lender Group and any Affiliate of such a member, and only if such Affiliate of a party hereto, member of the Plan Secured Group or Affiliate of a member of the Plan Secured Lender Group agrees in writing to be bound by this Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the heirs and successors of the parties hereto.

                  Section 4.10. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 4.9).

                  Section 4.11. Separability. If any provision of this Agreement shall be adjudicated to be invalid, illegal or unenforceable, such provision shall be amended to delete therefrom the portion thus adjudicated to be invalid, illegal or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made, and the balance of this Agreement shall remain in effect.

                  Section 4.12. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of any provision of this Agreement.

                  Section 4.13. Pronouns. Any masculine personal pronoun shall be considered to mean the corresponding feminine or neuter personal pronoun, as the context requires.

                  Section 4.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 4.15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflict of laws thereof.

                  Section 4.16. No Restriction on Transferability. Nothing in this Agreement shall restrict the ability of any of the parties to this Agreement to sell or otherwise transfer any shares of Common Stock, Preferred Stock or other securities of the Company, nor shall a purchaser or other transferee of any Capital Stock sold or transferred by a signatory hereto be subject to any of the obligations created hereby unless such purchaser or transferee has agreed in writing, for the benefit of all parties to this Agreement, to be so bound.

                  Section 4.17. Whippoorwill Obligations Several and Not Joint. With respect to any obligations hereunder assumed by any Whippoorwill Account, such obligations shall be several and not joint and shall be limited to the percentage held by such Whippoorwill Account of the total Common Equivalent Shares held by all such Whippoorwill Accounts, and no such Whippoorwill Account shall be liable for any obligation of any other Whippoorwill Account.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                        /s/ Avi Arad
                                        ----------------------------------------
                                          Avi Arad


                                        /s/ Mark Dickstein
                                        ----------------------------------------
                                          Mark Dickstein


                                        DICKSTEIN & CO., L.P.
                                        By: Dickstein Partners, L.P.
                                        By: Dickstein Partners Inc.


                                        By: /s/ Alan S. Cooper
                                            ------------------------------------
                                           Name:      Alan S. Cooper
                                           Title:     Vice President


                                        DICKSTEIN FOCUS FUND L.P.
                                        By: Dickstein Partners, L.P.
                                        By: Dickstein Partners Inc.


                                        By: /s/ Alan S. Cooper
                                            ------------------------------------
                                            Name:      Alan S. Cooper
                                            Title:     Vice President


                                        DICKSTEIN INTERNATIONAL LIMITED
                                        By: Dickstein Partners Inc.


                                        By: /s/ Alan S. Cooper
                                            ------------------------------------
                                            Name:      Alan S. Cooper
                                            Title:     Vice President

                                        ELYSSA DICKSTEIN, JEFFREY SCHWARZ
                                        AND ALAN COOPER AS TRUSTEES
                                        U/T/A/D 12/27/88, MARK DICKSTEIN,
                                        GRANTOR

                                        By: /s/ Alan S. Cooper
                                            ------------------------------------
                                            Alan S. Cooper
                                            Trustee


                                        MARK DICKSTEIN AND ELYSSA
                                        DICKSTEIN, AS TRUSTEES OF THE
                                        MARK AND ELYSSA DICKSTEIN
                                        FOUNDATION

                                        By: /s/ Mark Dickstein
                                            ------------------------------------
                                             Mark Dickstein
                                             Trustee


                                        /s/ Elyssa Dickstein
                                        ----------------------------------------
                                        Elyssa Dickstein


                                        /s/ Isaac Perlmutter
                                        ----------------------------------------
                                        Isaac Perlmutter


                                        ISAAC PERLMUTTER T.A.


                                        By: /s/ Isaac Perlmutter
                                            ------------------------------------
                                        Isaac Perlmutter, Trustee

                                        THE LAURA & ISAAC PERLMUTTER FOUNDATION,
                                        INC.


                                        By: /s/ Isaac Perlmutter
                                            ------------------------------------
                                            Name:      Isaac Perlmutter
                                            Title:     President


                                        OBJECT TRADING CORP.


                                        By: /s/ Isaac Perlmutter
                                            ------------------------------------
                                            Name:      Isaac Perlmutter
                                            Title:     President


                                        ZIB INC.


                                        By: /s/ Isaac Perlmutter
                                            ------------------------------------
                                            Name:      Isaac Perlmutter
                                            Title:     President and Chief
                                                       Executive Officer


                                        THE CHASE MANHATTAN BANK


                                        By: /s/ Susan Atkins
                                            ------------------------------------
                                            Name:      Susan Atkins
                                            Title:     Vice President


                                        MORGAN STANLEY & CO. INCORPORATED


                                        By: /s/ Mitchell J. Petrick
                                            ------------------------------------
                                            Name:      Mitchell J. Petrick
                                            Title:     Managing Directory

                                        WHIPPOORWILL ASSOCIATES, INCORPORATED,
                                        as agent of and/or general partner for
                                        the accounts listed on Schedule 1 hereto


                                        By: /s/ Shelley Greenhaus
                                            ------------------------------------
                                            Name:      Shelley Greenhaus
                                            Title:     Managing Director


                                        TOY BIZ, INC.


                                         By: /s/ Joseph M. Ahearn
                                            ------------------------------------
                                             Name:  Joseph M. Ahearn
                                             Title:  President and Chief
                                                     Executive Officer

                                   Schedule 1

                 Fund/Account                       Common Shares        Preferred Shares         Common Share
                                                                                                   Equivalents

The President and Fellows of Harvard
College                                                 484,997                551,300              1,057,776

The Rockefeller Foundation                              121,546                208,495                338,164

Vega Partners II, L.P.                                  137,455                234,589                381,183

Vega Partners III, L.P.                                 317,587                543,269                882,022

Vega Partners IV, L.P.                                  200,821                342,659                556,830

Vega Offshore Fund Trust                                 86,108                138,552                230,058

Whippoorwill Profit Sharing Plan                          1,890                  2,717                  4,712

Total                                                 1,350,404              2,021,581              3,450,745
